UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2018

Universal Logistics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

On February 1, 2018, Mason Dixon Intermodal, Inc. (“Universal Intermodal”) and UTSI Finance, Inc. (“UTSI Finance”), each a wholly-owned subsidiary of Universal Logistics Holdings, Inc. (the “Company”), entered into and closed on an equity purchase agreement to acquire Fore Transportation, Inc., Fore Transport, Inc. and 4 Cargo, LLC (collectively, “Fore”), and APA Holdings, LLC (“Apa Holdings”).  Fore provides comprehensive intermodal solutions, including local and regional drayage services.  Apa Holdings owns and leases real property and improvements, including a 28-acre terminal that serves as Fore’s corporate headquarters and its secured trailer and container storage facility for 1,100 units.  To finance a portion of the acquisition, the Company’s applicable borrowing subsidiaries amended the existing Revolving Credit and Security Agreement and executed a new Real Estate Credit Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

Revolving Credit and Security Agreement

On February 2, 2018, the Company’s applicable borrowing subsidiaries entered into Amendment No. 5 (the “Amendment”) to the Revolving Credit and Security Agreement (as amended, the “Credit Agreement”) with PNC Bank National Association (“PNC”).

The Amendment modified the Credit Agreement to add Fore as an additional borrower and allow for advances of up to $125,000,000.  The Amendment also increased the applicable account advance percentage, as defined in the Amendment, through July 1, 2019.  During the period of increased availability, an increased interest rate margin applies; however, the Company may elect at any time to reduce the increased availability.

On February 2, 2018, the Company’s applicable borrowing subsidiaries borrowed an additional $17,800,000 under the Credit Agreement and, after giving effect to the borrowing, the total principal balance outstanding was $84,164,000.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment, which is filed as Exhibit 10.1 and is incorporated by reference into this report.

Real Estate Credit Agreement

On February 1, 2018, UTSI Finance, Inc. (“Borrower”) entered into a loan and financing agreement (the “Loan Agreement”) with Flagstar Bank (“Flagstar”) and, in connection with the Loan Agreement, executed and delivered a promissory note (the “Secured Note”) and commercial mortgage (the “Mortgage”). Under the Loan Agreement, Flagstar loaned $7,170,000 to Borrower in order for Borrower to purchase all of the membership interests of Apa Holdings, LLC.  The Secured Note bears interest at a rate of LIBOR plus 2.25% and will be repaid in consecutive monthly installment payments of principal and accrued interest beginning March 5, 2018. The Secured Note matures on February 1, 2028. As security for Borrower’s obligations under the Loan Agreement, Borrower granted to Flagstar a first priority mortgage on the acquired company’s owned real estate pursuant to the Mortgage. Borrower may prepay all or a portion of the Secured Note, plus applicable breakage charges and fees. The Loan Agreement also contains customary affirmative and negative covenants and events of default, and it requires Borrower to maintain a debt service coverage ratio of not less than 1.02:1.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Agreement, Secured Note and Mortgage, which are filed as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated by reference into this current report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Event.

On February 2, 2018, the Company issued a press release announcing the acquisition of Fore Transportation, Inc.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1

Amendment No. 5 to the Revolving Credit and Security Agreement dated as of February 2, 2018 among Universal Truckload, Inc., Universal Dedicated, Inc., Mason Dixon Intermodal, Inc., Logistics Insight Corp., Universal Logistics Solutions International, Inc., Universal Specialized, Inc., Cavalry Logistics, LLC and Universal Management Services, Inc., and PNC Bank, National Association, as lender and as agent.

10.2	Loan and Financing Agreement dated as of February 1, 2018 between UTSI Finance and Flagstar.

10.3	Promissory Note dated as of February 1, 2018 by UTSI Finance in favor of Flagstar.

10.4	Commercial Mortgage dated as of February 1, 2018 between UTSI Finance and Flagstar.

99.1	Press Release dated February 2, 2018 announcing the Company’s acquisition of Fore Transportation, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date: February 6, 2018	/s/ Steven Fitzpatrick
Steven Fitzpatrick
Secretary